AppFolio, Inc. Announces First Quarter Financial Results
Revenue grows 29%

SANTA BARBARA, Calif., April 27, 2023 -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a leading provider of cloud business management solutions for the real estate industry, today announced its financial results for the first quarter ended March 31, 2023.

"AppFolio's first quarter demonstrates the ongoing success of our strategy to deliver customer-centric innovation to the real estate industry while driving up-market growth," said Shane Trigg, President and CEO, AppFolio. “Looking ahead, we will continue to find efficiencies in our business while driving growth and staying focused on what matters most: our customers, world-class innovation, and our talented people."

Financial Highlights
•Revenue: Total revenue was $136.1 million in the first quarter of 2023, a 29% increase from $105.3 million in the first quarter of 2022.
•Units Served: Total units on the AppFolio Property Manager platform increased to approximately 7.5 million in the first quarter of 2023 from approximately 6.6 million at the end of the first quarter of 2022.
•Loss from Operations: GAAP loss from operations in the first quarter of 2023 was $26.5 million, or 19.5% of revenue, compared to $14.7 million, or 13.9% of revenue, in the same quarter of 2022. Non-GAAP loss from operations in the first quarter of 2023 was $2.1 million, or 1.6% of revenue, compared to Non-GAAP loss from operations of $5.6 million, or 5.3% of revenue, in the first quarter of 2022.
•Cash: Cash, cash equivalents, and investment securities were $181.7 million as of March 31, 2023. Non-GAAP free cash flow was $(0.4) million, or (0.3)% of revenue, in the first quarter of 2023, compared to $(7.6) million, or (7.2)% of revenue, in the same quarter of 2022.

Financial Outlook
Based on information available as of April 27, 2023, AppFolio's outlook for fiscal year 2023 follows:
•Full year revenue is expected to be in the range of $570 million to $580 million.
•Full year non-GAAP operating margin as a percentage of revenue is expected to be in the range of 1% to 2%.
•Full year non-GAAP free cash flow margin as a percentage of revenue is expected to be in the range of 2.5% to 3.5%.
•Weighted average shares outstanding are expected to be approximately 36 million for the full year.

Conference Call Information
As previously announced, the Company will host a conference call today, April 27, 2023, at 2:00 p.m. Pacific Time (PT), 5:00 p.m. Eastern Time (ET), to discuss the company’s first quarter 2023 financial results. A live webcast of the call will be available at: https://edge.media-server.com/mmc/p/qj67ppeu. To access the call by phone, please go to the following link: https://register.vevent.com/register/BI0cd4522e10374a12925e059730d2ff55, and you will be provided with dial in details. A replay of the webcast will also be available for a limited time on AppFolio’s Investor Relations website at https://ir.appfolioinc.com/news-events/events.

The Company also provides announcements regarding its financial results and other matters, including SEC filings, investor events, and press releases, on its Investor Relations website at https://ir.appfolioinc.com/, as a means of disclosing material nonpublic information and for complying with AppFolio's disclosure obligations under Regulation FD.

About AppFolio, Inc.
AppFolio is a leading provider of cloud business management solutions for the real estate industry. Our solutions enable our customers to digitally transform their businesses, address critical business operations and deliver a better customer experience. For more information about AppFolio, visit www.appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “Statement Regarding the Use of Non-GAAP Financial Measures.”

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts, “projects,” “seeks,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company's fiscal year 2023 financial outlook, anticipated future expenses and investments, the Company's business opportunities, and the impact of the Company's strategic actions and initiatives.

Forward-looking statements represent AppFolio's current beliefs and assumptions based on information currently available. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause the Company's actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in AppFolio's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on February 9, 2023, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward-looking statements.

Except as required by applicable law or the rules of the NASDAQ Global Market, AppFolio assumes no obligation to update any forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	March 31, 2023	December 31, 2022
Assets
Current assets
Cash and cash equivalents	$103,925	$70,769
Investment securities—current	65,022	89,297
Accounts receivable, net	17,416	16,503
Prepaid expenses and other current assets	25,515	24,899
Total current assets	211,878	201,468
Investment securities—noncurrent	12,723	25,161
Property and equipment, net	25,789	26,110
Operating lease right-of-use assets	20,849	23,485
Capitalized software development costs, net	30,467	35,315
Goodwill	56,060	56,060
Intangible assets, net	4,214	4,833
Other long-term assets	8,720	8,785
Total assets	$370,700	$381,217
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$740	$2,473
Accrued employee expenses	47,087	34,376
Accrued expenses	18,029	15,601
Other current liabilities	13,971	8,893
Total current liabilities	79,827	61,343
Operating lease liabilities	45,257	50,237
Other liabilities	5,047	4,091
Stockholders’ equity	240,569	265,546
Total liabilities and stockholders’ equity	$370,700	$381,217

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue(1)	$136,100	$105,296
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(2)	56,208	43,347
Sales and marketing(2)	29,398	24,919
Research and product development(2)	37,662	24,320
General and administrative(2)	31,691	18,964
Depreciation and amortization	7,671	8,415
Total costs and operating expenses	162,630	119,965
Loss from operations	(26,530)	(14,669)
Other income (loss), net	20	(10)
Interest income, net	1,361	107
Loss before provision for income taxes	(25,149)	(14,572)
Provision for (benefit from) income taxes	9,961	(285)
Net loss	$(35,110)	$(14,287)
Net loss per common share, basic and diluted	$(0.99)	$(0.41)
Weighted average common shares outstanding, basic and diluted	35,443	34,836

(1) The following table presents our revenue categories:

	Three Months Ended March 31,
	2023	2022
Core solutions	$37,169	$30,809
Value Added Services	96,835	71,500
Other	2,096	2,987
Total revenue	$136,100	$105,296

(2) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2023	2022
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$768	$358
Sales and marketing	2,417	1,460
Research and product development	5,439	2,806
General and administrative	5,279	2,794
Total stock-based compensation expense	$13,903	$7,418

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended March 31,
	2023	2022
Cash from operating activities
Net loss	$(35,110)	$(14,287)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	6,937	7,878
Amortization of operating lease right-of-use assets	568	887
Gain on lease modification	(2,366)	—
Deferred income taxes	4	(342)
Stock-based compensation, including as amortized	14,637	7,955
Other	(159)	427
Changes in operating assets and liabilities:
Accounts receivable	(914)	(3,431)
Prepaid expenses and other current assets	(2,465)	(1,942)
Other assets	66	(573)
Accounts payable	(1,777)	2,987
Accrued employee expenses	13,041	(5,016)
Accrued expenses	2,407	1,722
Operating lease liabilities	(771)	(631)
Other liabilities	7,475	2,122
Net cash provided by (used in) operating activities	1,573	(2,244)
Cash from investing activities
Purchases of available-for-sale investments	(1,285)	(23,309)
Proceeds from sales of available-for-sale investments	1,013	—
Proceeds from maturities of available-for-sale investments	37,890	23,343
Purchases of property and equipment	(794)	(1,830)
Capitalization of software development costs	(1,165)	(3,484)
Proceeds from sale of equity-method investment	629	—
Net cash provided by (used in) investing activities	36,288	(5,280)
Cash from financing activities
Proceeds from stock option exercises	834	100
Tax withholding for net share settlement	(5,539)	(1,073)
Net cash used in financing activities	(4,705)	(973)
Net increase (decrease) in cash and cash equivalents and restricted cash	33,156	(8,497)
Cash, cash equivalents and restricted cash
Beginning of period	71,019	58,283
End of period	$104,175	$49,786

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2023	2022
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$56,208	$43,347
Less: Stock-based compensation expense	768	358
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$55,440	$42,989
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	41%	41%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	41%	41%

GAAP sales and marketing	$29,398	$24,919
Less: Stock-based compensation expense	2,417	1,460
Non-GAAP sales and marketing	$26,981	$23,459
GAAP sales and marketing as a percentage of revenue	22%	24%
Non-GAAP sales and marketing as a percentage of revenue	20%	22%

GAAP research and product development	$37,662	$24,320
Less: Stock-based compensation expense	5,439	2,806
Non-GAAP research and product development	$32,223	$21,514
GAAP research and product development as a percentage of revenue	28%	23%
Non-GAAP research and product development as a percentage of revenue	24%	20%

GAAP general and administrative	$31,691	$18,964
Less: Stock-based compensation expense	5,279	2,794
Less: Gain on lease modification	(2,366)	—
Less: CEO separation costs, net	11,520	—
Non-GAAP general and administrative	$17,258	$16,170
GAAP general and administrative as a percentage of revenue	23%	18%
Non-GAAP general and administrative as a percentage of revenue	13%	15%

GAAP depreciation and amortization	$7,671	$8,415
Less: Amortization of stock-based compensation capitalized in software development costs	734	537
Less: Amortization of purchased intangibles	619	1,153
Non-GAAP depreciation and amortization	$6,318	$6,725
GAAP depreciation and amortization as a percentage of revenue	6%	8%
Non-GAAP depreciation and amortization as a percentage of revenue	5%	6%

	Three Months Ended March 31,
	2023	2022
Loss from operations:
GAAP loss from operations	$(26,530)	$(14,669)
Less: Stock-based compensation expense	13,903	7,418
Less: Amortization of stock-based compensation capitalized in software development costs	734	537
Less: Amortization of purchased intangibles	619	1,153
Less: Gain on lease modification	(2,366)	—
Less: CEO separation costs, net	11,520	—
Non-GAAP loss from operations	$(2,120)	$(5,561)

Operating margin:
GAAP operating margin	(19.5)%	(13.9)%
Stock-based compensation expense as a percentage of revenue	10.2	7.0
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	0.5	0.5
Amortization of purchased intangibles as a percentage of revenue	0.5	1.1
Gain on lease modification as a percentage of revenue	(1.7)	—
CEO separation costs, net as a percentage of revenue	8.4	—
Non-GAAP operating margin	(1.6)%	(5.3)%

Net loss:
GAAP net loss	$(35,110)	$(14,287)
Less: Stock-based compensation expense	13,903	7,418
Less: Amortization of stock-based compensation capitalized in software development costs	734	537
Less: Amortization of purchased intangibles	619	1,153
Less: Gain on lease modification	(2,366)	—
Less: CEO separation costs, net	11,520	—
Less: Income tax effect of adjustments	(10,491)	(1,105)
Non-GAAP net loss	$(209)	$(4,074)

Net loss per share, basic and diluted:
GAAP net loss per share, basic and diluted	$(0.99)	$(0.41)
Non-GAAP adjustments to net loss	0.98	0.29
Non-GAAP loss per share, basic and diluted	$(0.01)	$(0.12)

Weighted-average shares used in GAAP and Non-GAAP per share calculation
Basic	35,443	34,836
Diluted	35,443	34,836

	Three Months Ended March 31,
	2023	2022
Free cash flow:
GAAP net cash provided by operating activities	$1,573	$(2,244)
Purchases of property and equipment	(794)	(1,830)
Capitalized software development costs	(1,165)	(3,484)
Non-GAAP free cash flow	$(386)	$(7,558)

Free cash flow margin:
GAAP net cash provided by operating activities as a percentage of revenue	1.2%	(2.1)%
Purchases of property and equipment as a percentage of revenue	(0.6)	(1.7)
Capitalized software development costs as a percentage of revenue	(0.9)	(3.4)
Non-GAAP free cash flow margin	(0.3)%	(7.2)%

Statement Regarding the Use of Non-GAAP Financial Measures

We disclose the following non-GAAP financial measures in this press release: non-GAAP loss from operations, non-GAAP operating expenses (cost of revenue (exclusive of depreciation and amortization), sales and marketing, research and product development, general and administrative, and depreciation and amortization), non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

•Non-GAAP presentation of loss from operations, operating expenses, net loss, and net loss per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, CEO separation costs, net, gain on lease modification, and the related income tax effect of these adjustments, as applicable and described below.

•Free cash flow. Free cash flow is defined as net cash from operating activities, less purchases of property and equipment and capitalization of software development costs. We use free cash flow to evaluate our generation of cash from operations that is available for purposes other than capital expenditures and capitalized software development costs. Additionally, we believe that information regarding free cash flow provides investors with a perspective on the cash available to fund ongoing operations, because we review cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these adjustments also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•CEO separation costs, net. We incurred certain one-time, separation related costs as set forth in the Transition and Separation Agreement, dated March 1, 2023 between Jason Randall, our former Chief Executive Officer, and AppFolio. The expense recognized for such costs in the first quarter of 2023 is net of amounts previously accrued for under the Long-Term Cash Incentive Plan, and we have excluded these net costs, as we do not consider such amounts to be part of the ongoing operation of our business.

•Gain on lease modification. In January 2023 we amended our San Diego lease. We have excluded any gain related to the remeasurement of the lease liability, as we do not consider such amounts to be part of the ongoing operation of our business.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate, which we have determined to be 25%, considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

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